Exhibit 10.2


                                AMENDED AND RESTATED
                                 SERVICES AGREEMENT

               THIS AMENDED AND RESTATED SERVICES AGREEMENT (this "Agreement"), dated as of December 23, 1997 by and between FM Services Company, a Delaware corporation ("FMS"), and FM Properties Inc., a Delaware corporation ("FMPO").

               WHEREAS, FMS and FMPO entered into a Services Agreement dated as of January 1, 1996 (the "Original Agreement") for the provision of certain services by FMS for FMPO; and

               WHEREAS, FMS and FMPO desire to amend and restate the Original Agreement and for FMS to continue to furnish FMPO and its affiliates, as that term is defined in Rule 405 under the Securities Act of 1933 (collectively, the "FMPO Group"), with Services, as defined below, to support and complement the services provided by its officers, employees and other available resources.

               NOW THEREFORE, in consideration of the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               Section 1. Services. During the term of this Agreement FMS shall furnish the following services (collectively, the "Services") to the FMPO Group: (a) accounting, treasury and financial, (b) tax, (c) insurance and risk management (including the purchase and maintenance on behalf of FMPO of such insurance as FMPO deems necessary or appropriate), (d) human resources (including employee benefit services), (e) management information and system support, (f) governmental relations, (g) community relations, (h) investor relations, (i) facilities management and security, (j) business development, (k) executive support, (l) aviation, (m) contract administration and (n) such other services as may mutually be agreed upon by the parties hereto. Services shall be provided directly by FMS or, in the discretion of FMS, by affiliated or non-affiliated third parties.

               Section 2. Administration of Services. FMS shall keep the appropriate officers and employees of FMPO and other members of the FMPO Group fully informed and shall cooperate with such officers and employees with respect to the performance of Services by FMS. Each member of the FMPO Group shall have complete and full access to all data, records, files, statements, invoices, billings and other information generated by or in the custody of FMS relating to Services provided to such entity.

               Section 3.     Compensation.

               (a) As compensation for the performance of the Services, FMPO shall reimburse, or cause another member of the FMPO Group to reimburse, FMS for:

                    (i) All expenses of the Services incurred by FMS that are readily identifiable to the FMPO Group, including personnel related costs (which shall be based upon department head allocations), facilities related costs (based upon personnel cost allocations) and aviation costs ("Direct Charges");

                    (ii) All  costs  of  goods,  services  or  other  items
               purchased from third parties by FMS for the FMPO Group, to the extent such costs are paid by FMS ("Third Party Charges"); and

                    (iii) The portion of all other expenses incurred by FMS in connection with providing the Services to the FMPO Group and similar services to Freeport-McMoRan Copper & Gold Inc. ("FCX"), Freeport-McMoRan Sulphur Inc. ("FSC") and McMoRan Oil & Gas Co. ("MOXY") and their respective affiliates as directed from time to time by the joint written instructions of FMPO, FCX, FSC and MOXY pursuant to the Stockholder Agreement of even date herewith among FMPO, FCX, FSC and MOXY ("Allocated Charges").

               (b) FMS shall invoice FMPO by the last day of each month for all Direct Charges, Third Party Charges and Allocated Charges incurred for the immediately preceding month. All invoices shall provide FMPO with an account of all such charges and an accounting for all Advances, as defined below, during such month.
           All amounts  shown on  each invoice  shall  be due  and  payable within five (5) days of the date of the invoice.  In the event of a dispute as to the propriety of any invoiced amount, FMPO shall pay, or cause the payment of, all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute and shall promptly notify FMS of the basis of the dispute.

               (c) FMPO shall advance, or cause the advancement of, funds to FMS for Direct Charges, Third Party Charges and Allocated
          Charges from time to time during the term of this Agreement (which may be as often as daily) as requested by FMS, such funds to serve as an advance of the amounts to be invoiced hereunder (the "Advances").

               Section 4. Use of FMS Facilities. FMS shall provide the FMPO Group with a non-exclusive right to utilize its properties and facilities, subject to such limitations, if any, as may be imposed by leases and other agreements and instruments governing the use of such properties and facilities.

               Section 5. Terms of Agreement; Termination. (a) This Agreement shall commence as of the date first above written and shall continue in effect until (i) the parties mutually agree in writing to terminate this Agreement, (ii) 90 days after receipt by FMS of written notice from FMPO of its request to terminate this Agreement, or (iii) a Change in Control. A "Change in Control" shall be deemed to have occurred if any Person or group (within the meaning of Rule 13d-5 of the SEC as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of FMPO.

               (b) Upon termination of this Agreement, FMPO shall be liable for (i) Direct Charges, Third Party Charges and Allocated Charges incurred in accordance with Section 3 prior to termination, (ii) its proportionate share of all costs incurred by FMS or which FMS is obligated to incur in connection with providing the Services after termination, because of the anticipated long-term nature of this Agreement or otherwise, and
          (iii) all costs of such termination, whether direct or indirect and including costs incurred by FMS in connection with the termination by FMS of obligations entered into in connection with the Services.

               Section 6.     Limitation of Liability.

               (a) FMS makes no representation or warranty whatsoever, express or implied, with respect to the Services. In no event shall FMS be liable to FMPO for (i) any loss, cost or expense resulting from any act or omission taken at the express direction of any member of the FMPO Group or (ii) any special, indirect or consequential damages resulting from any error or omission in the performance of the Services or from the breach of this Agreement.

               (b) Neither FMS nor FMPO shall be liable for any loss or damage or any nonperformance, partial or whole, under this Agreement, caused by any strike, labor troubles, riot act of a public enemy, insurrection, act of God, or any law, rule or regulation promulgated by any governmental body or agency, or any demand or requisition of any governmental body or agency, or any other cause beyond the control of the parties hereto.

               Section 7. Confidentiality. FMS will hold and will use its best efforts to cause its officers, directors, employees and other agents (collectively, its "Agents") to hold, in confidence, all confidential documents and information concerning the FMPO Group furnished to such party in connection with this Agreement, except to the extent that such information can be shown to have been (a) previously known by such party on a nonconfidential basis, (b) in the public domain through no fault of such party or
          (c) later lawfully acquired by such party on a nonconfidential basis from a source other than the FMPO Group; provided that FMS may disclose such information in connection with this Agreement to its Agents so long as such persons are informed by FMS of the confidential nature of such information and are directed by FMS to keep such information confidential and not to use it for any purpose other than its intended use. Notwithstanding the foregoing, FMS or its Agents may disclose such information if (i) compelled to disclose by judicial or administrative process or by other requirements of law or (ii) necessary to establish such party's position in any litigation or any arbitration or other proceeding based upon or in connection with the subject matter of this Agreement. Prior to any disclosure pursuant to the preceding sentence, FMS or its Agent(s) shall give reasonable prior notice to FMPO of such intended disclosure, and if requested by FMPO, FMS shall use all reasonable efforts to obtain a protective order or similar protection for such information and shall otherwise disclose only such information as is legally required. If all or any part of the Services are terminated, FMS will, and will use its best efforts to cause its Agents to, destroy or deliver to FMPO, upon request, all documents and other materials, and all copies thereof, containing confidential information obtained from the FMPO Group in connection with the Services so terminated.

               Section 8. Technology. FMS hereby grants to FMPO a royalty free, non-exclusive right and license to use (but not to sublicense outside of the FMPO Group) any and all technology, whether or not patented, developed by or on behalf of FMS, relating to the business of FMPO; provided that the license hereby granted shall not extend to (i) any technology developed for a person not affiliated with FMS, pursuant to an arrangement granting such person exclusive rights to such technology, or (ii) any technology developed after the termination of this Agreement.

               Section 9. Dispute Resolution. FMPO and FMS shall use all reasonable efforts to amicably resolve all disputes arising under this Agreement. If despite such efforts any matter cannot be amicably resolved the matter shall be referred to the Presidents of FMPO and FMS who shall promptly meet for the purpose of resolving such dispute. If despite such efforts and meetings the matter remains unresolved, then any affected party may refer the matter to arbitration for final resolution in accordance with the commercial rules of the American Arbitration Association. Any matter submitted to arbitration shall be decided by a single arbitrator selected by mutual agreement of the parties (or if the parties cannot agree then such arbitrator shall be selected by the appropriate official or designee of the American Arbitration Association). Any such arbitration proceeding shall be held in New Orleans, Louisiana. Each party shall bear its own costs and expenses, and the arbitrator's fees and expenses and the costs and expenses of the proceeding itself shall be borne by the parties in such proportions as the arbitrator shall decide. The decision of the arbitrator shall be final and non-appealable, and may be enforced in any court of competent jurisdiction.

               Section 10.    Miscellaneous.

               (a) The parties hereto are independent contractors. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the parties. Neither party shall incur any debts or make any commitments upon the other, except to the extent specifically provided herein.

               (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the matters set forth in this Agreement. This Agreement shall not be amended, modified or supplemented except by an instrument in writing executed by each of the parties hereto.

               (c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery, certified or registered mail, return receipt requested or telecopy transmission with confirmation of receipt to the address of each of the parties set forth opposite the signature of such party on the signature page hereof. All notices and communications shall be deemed given upon receipt thereof.

               (d) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Louisiana without the application of any conflicts of laws principles.

               (e) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party.





               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

          Address for Notices:               FM SERVICES COMPANY

          1615 Poydras Street
          New Orleans, LA  70112             By: /s/ Michael J. Arnold
          Attention:  General Counsel                Michael J. Arnold
                                                     President



          Address for Notices:               FM PROPERTIES INC.

          1615 Poydras Street
          New Orleans, LA  70112             By: /s/ Richard C. Adkerson
          Attention:  General Counsel                Richard C. Adkerson
                                                     Chairman of the Board and
                                                     Chief Executive Officer